EARLY NOTE CONVERSION AGREEMENT

THIS EARLY NOTE CONVERSION AGREEMENT (this "Agreement") is made and entered into as of October 31, 2018 ("Effective Date"), by and among Flux Power Holdings, Inc., a Nevada corporation (the "Company"), Flus Power, Inc., a California corporation and wholly-owned subsidiary of the Company ("Flux"), and Esenjay Investments, LLC, a Delaware limited liability company (the "Lender").

RECITALS

WHEREAS, Flux and the Lender have entered into that certain Unrestricted and Open Line of Credit dated September 24, 2012, and as subsequently amended by the First Amendment dated October 16, 2013, the Second Amendment dated December 29, 2015, the Third Amendment dated March 29, 2016, the Fourth Amendment dated July 28, 2016, the Fifth Amendment dated April 11, 2017, and the Sixth Amendment dated June 29, 2017 (as amended, the "2012 Loan");

WHEREAS, as of the Effective Date, the Lender has advanced to Flux an aggregate amount of $7,975,000 under the 2012 Loan ("Principal");

WHEREAS, the 2012 Loan matures on January 31, 2019 (the "Maturity Date");

WHEREAS, in order to induce the Lender to exercise early the conversion of the 2012 Loan, the Company is willing to issue additional shares of the Company's common stock ("Shares") to the Lender equal to the interests that the Lender would have earned on the Principal had the Lender converted the 2012 Loan on the Maturity Date.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement agree as follows:

1. Conversion. As of the Effective Date, the Lender hereby elects to convert the Principal and all accrued and unpaid interest under the 2012 Loan for an aggregate of 15,027,134 Shares, and the Company and Flux hereby waive the five (5) day notice requirement under the 2012 Loan. The parties agree that upon conversion pursuant to this Section 1, the 2012 Loan is fully paid and satisfied, and terminated.

2. Additional Interest on Early Exercise. As consideration for the Lender's early exercise of its conversion rights under the 2012 Loan, the Company agrees to issue to the Lender an additional 268,018 Shares, valued at $160,811, which is equal to the interests that the Lender would have earned from the Principal at the Maturity Date if the Lender did not exercise its conversion right pursuant to this Agreement.

3. Representation and Warranties from the Lender. The Lender hereby represents and warrants to the Company as follows:

a. The Lender represents that the Shares to be received will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of securing, granting any participation in or otherwise distributing the same. The Lender further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares.

b. The Lender is fully aware of: (1) the highly speculative nature of the investment in the Shares; (2) the financial hazards involved; (3) the lack of liquidity of the Shares and the restrictions on transferability of the Shares; and (4) the qualifications and backgrounds of the management of the Company.

c. The Lender understands and acknowledges that the offer and issuance of the Shares have not and will not be registered under the Securities Act of 1933, as amended (the "Securities Act") on the ground that the sale and the issuance of securities hereunder is exempt under the pursuant to Section 4(a)(2) of the Securities Act, and that the Company's reliance on such exemption is predicated on the Lender's representations set forth herein.

d. At no time was the Lender presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

e. The certificates for the Shares will bear one or more restrictive legends determined by counsel to the Company to be necessary or appropriate in order to comply with federal or state securities law or to secure or protect any applicable exemptions from registration or qualification.

f. The Lender represents that it is experienced technology companies such as the Company, is able to fend for itself in transactions, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its prospective investment in the Company, and has the ability to bear the economic risks of the investment.

g. The Lender acknowledges and understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available, and that the Company is under no obligation to register the Shares.

h. The Lender understands that the Shares the Lender is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Lender is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Lender also acknowledges that the Company was a former "shell company" (as defined in Rule 12b-2 under the Exchange Act of 1934, as amended) and as such the Lender understands Rule 144 is not currently available for the sale of the Shares and may never be so available.

i. The Lender is an "accredited investor" as defined in Rule 501(a) under the Securities Act or a "qualified institutional buyer" as defined in Rule 144A(a) under the Securities Act.

4. Entire Agreement; Binding Effect. This Agreement constitutes the entire agreement of the parties hereto related to the matters set forth herein, and supersedes all prior agreements between such parties, whether written or oral, related to such subject matter. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

5. Amendment; Waiver. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and each party against whom enforcement of such amendment, waiver, discharge or termination is sought.

6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to contracts among California residents entered into and performed entirely within California.

7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8. Further Assurances. Each party hereto agrees to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other actions as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Early Note Conversion Agreement as of the date first written above.

COMPANY:
Flux Power Holdings, Inc.,
a Nevada corporation

/s/ Ronald Dutt
Ronald Dutt, Chief Executive Officer

FLUX:
Flux Power, Inc.,
a California corporation

/s/ Ronald Dutt
Ronald Dutt, Chief Executive Officer

LENDER:
Esenjay Investments, LLC,
a Delaware limited liability company

/s/ Michael E. Johnson
Michael Johnson, President